Exhibit 24.2

F.N.B. CORPORATION

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of F.N.B. Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Corporation”), hereby constitutes and appoints Vincent J. Delie, Jr., Vincent J. Calabrese, Jr. and James G. Orie, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement on Form S-3 for the registration of the Securities (as defined below), and any and all amendments (including post-effective amendments) to such registration statement (and any registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

As used herein, “Securities” means (a) the Subordinated Term Notes of F.N.B. Corporation; (b) the Nonnegotiable Subordinated Term Notes, Series 2024, of the Partnership; (c) the Nonnegotiable Subordinated Daily Notes, Series 2024, of the Partnership; (d) the Nonnegotiable Subordinated Special Daily Notes, Series 2024 of the Partnership; and (e) the full and unconditional guarantee of F.N.B. Corporation of the Securities enumerated at (a) through (d) hereof.

[Remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Signature	Title	Date

/s/ Pamela A. Bena	Director	August 30, 2024
Pamela A. Bena

/s/ William B. Campbell	Director	August 30, 2024
William B. Campbell

/s/ James D. Chiafullo	Director	August 30, 2024
James D. Chiafullo

/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr.	President and Chief Executive Officer and a Director (principal executive officer)	August 30, 2024

/s/ Mary Jo Dively	Director	August 30, 2024
Mary Jo Dively

/s/ David J. Malone	Director	August 30, 2024
David J. Malone

/s/ Frank C. Mencini	Director	August 30, 2024
Frank C. Mencini

/s/ David L. Motley	Director	August 30, 2024
David L. Motley

/s/ Heidi A. Nicholas	Director	August 30, 2024
Heidi A. Nicholas

/s/ John S. Stanik	Director	August 30, 2024
John S. Stanik

Signature	Title	Date

/s/ William J. Strimbu	Director	August 30, 2024
William J. Strimbu

/s/ Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)	August 30, 2024
Vincent J. Calabrese, Jr.

/s/ James L. Dutey James L. Dutey	Corporate Controller and Senior Vice President (principal accounting officer)	August 30, 2024